Proxy Vote Results (Unaudited)

On May 24, 2007, contractowners of the EQ/Small Cap Value Portfolio voted to approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of the EQ/Small Cap Value Portfolio into the Multimanager Small Cap Value Portfolio, a series of AXA Premier VIP Trust.

For
82,728,437
Against
4,592,977
Abstained
5,832,218

On May 24, 2007, contractowners of the EQ/Small Company Growth Portfolio voted to approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of the EQ/Small Company Growth Portfolio into the Multimanager Small Company Growth Portfolio, a series of AXA Premier VIP Trust.

For
25,430,200
Against
1,506,355
Abstained
1,803,419

On June 27, 2007, contractowners of the EQ/Wells Fargo Montgomery Small Cap Growth Portfolio voted to approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of the EQ/Wells Fargo Montgomery Small Cap Growth Portfolio into the Multimanager Small Cap Growth Portfolio, a series of AXA Premier VIP Trust.

For
7,078,435
Against
581,998
Abstained
523,828

On June 27, 2007, contractowners of the EQ/Janus Large Cap Growth Portfolio voted to approve a Plan of Reorganization and Termination providing for the reorganization of the EQ/Janus Large Cap Growth Portfolio into the EQ/TCW Equity Portfolio (currently the EQ/T. Rowe Price Growth Stock Portfolio).

For
42,987,940
Against
1,688,873
Abstained
3,122,282

On July 5, 2007, contractowners of the EQ/AllianceBernstein Growth and Income Portfolio voted to approve a Plan of Reorganization and Termination providing for the reorganization of the EQ/AllianceBernstein Growth and Income Portfolio into the EQ/AllianceBernstein Value Portfolio.

For
132,236,924
Against
7,698,394
Abstained
9,593,318

On July 5, 2007, contractowners of the EQ/Capital Guardian U.S. Equity Portfolio voted to approve a Plan of Reorganization and Termination providing for the reorganization of the EQ/Capital Guardian U.S. Equity Portfolio into the EQ/Capital Guardian Research Portfolio.

For
93,677,312
Against
2,652,984
Abstained
5,544,894